SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 17, 2000
Date of Report

                     CACI International Inc
(Exact name of registrant as specified in its Charter)

                         Delaware
(State or other jurisdiction of incorporation)

              0-8401
(Commission File Number)

                54-1345888
(IRS Employer Identification No.)

1100 N. Glebe Road
                  Arlington, Virginia 22201
(Address of principal executive offices) (Zip code)

                           (703) 841-7800
(Registrant's telephone number, including area code)

ITEM 2.   ACQUISITION OF ASSETS.

On February 2, 2000, CACI International Inc announced that it has completed its acquisition of all of the common stock of XEN Corporation, which became effective at 12:01 a.m. EST on February 1, 2000. The total consideration paid by CACI was $4,258,500; XEN shareholders will receive $7.886 per share in cash as they surrender their Common Stock. XEN specializes in providing quality systems engineering, engineering design, distance learning, training development, multimedia support, electronic commerce, and data security services to national intelligence organizations, the Department of Defense, and the U.S. Navy. The transaction was funded through borrowings under CACI's existing line of credit with a group of banks.

XEN, which has approximately 70 employees, will be operated as a wholly-owned subsidiary of CACI Technologies, Inc., a wholly-owned subsidiary of CACI. The operations of the new subsidiary will be fully integrated into CACI to achieve the full benefit of the merger for customers and shareholders. XEN's revenues for its fiscal year ended September 30, 1999 were $8.5 million.

A copy of the Registrant's press release regarding CACI's execution of a Letter of Intent to acquire XEN is attached as an Exhibit to this current report on Form 8-K.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(a)   (1) FINANCIAL STATEMENTS. Restated consolidated financial statements for XEN Corporation for the fiscal year ended September 30, 1999, and Independent Accountant's Report ~~shall be filed not later than 60 days after the date that this initial report on Form 8-K must be filed.~~.

(b)   (2) PRO FORMA FINANCIAL INFORMATION. Pro forma financial information relative to the acquisition of XEN Corporation for the most recent fiscal year ended June 30, 1999, and for the quarter ended ~~March 31, 2000~~ December 31, 1999. ~~shall be filed not later than 60 days after the date that this initial report on Form 8-K must be filed~~

The following CACI pro forma condensed consolidated statements of operations for the year ended June 30, 1999 and for the quarter ended December 31, 1999, and the CACI pro forma consolidated balance sheets as of June 30, 1999 and December 31, 1999, are unaudited and have been prepared on a pro forma basis to give effect to the acquisition (accounted for as a purchase) of XEN Corporation as if the transaction had occurred on July 1, 1998.

The pro forma consdensed consolidated statement of operations for the year ended June 30, 1999 does not purport to represent what CACI's result of operations would actually have been had the transaction in fact occurred on the aforementioned date, or to project CACI's results of operations for any future periods. The pro forma adjustments are based upon available information and upon certain assumptions that management believes are reasonable under the circumstances.

The pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of both CACI and XEN, including the notes thereto.

XEN CORPORATION
FINANCIAL STATEMENTS
SEPTEMBER 30,1999

XEN CORPORATION
INDEX TO FINANCIAL STATEMENTS
SEPTEMBER 30, 1999

Accountants' Report

Balance Sheet

Statement of Income

Statement of Stockholders' Equity

Statement of Cash Flows

Notes to Financial Statements

[logo]
Clifford N. Abelson
CERTIFIED PUBLIC ACCOUNTANT
271 LAFAYETTE STREET
SALEM, MASSACHUSETTS 01970
(976) 744-5206
FAX (978) 741-3766

To the Stockholders and Board of Directors
XEN Corporation

We have compiled the accompanying balance sheets of XEN Corporation as of September 30, 1999 and 1998, and the related statements of income, stockholders' equity, and cash flows for the years then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting, in the form of financial statements, information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

Clifford N. Abelson & Company

          /s/

Salem, Massachusetts
December 9, 1999

XEN CORPORATION
BALANCE SHEET
SEPTEMBER 30

ASSETS

	1999	1998

Current assets:
Cash	$1,351,549	$1,045,958
Marketable securities	12,351	0
Accounts receivable	1,174,781	1,038,180
Unbilled work in progress	57,353	36,708
Employee loans - current	34,185	40,988
Prepaid expenses	28,451	40,730

Deferred income tax asset	64,298	0

Total current assets	2,722,968	2,202,564

Property and equipment:
Computer and office equipment	235,636	218,627
Furniture and fixtures	38,572	30,409
Leasehold improvements	4,618	4,618

	278,826	253,654
Less - accumulated depreciation	(199,771)	(166,422)

Net property and equipment	79,055	87,232

Other assets:
Deposits	9,652	9,652
Employee loans - long-term	24,903	39,843

Total other assets	34,555	49,495

Total assets	$2,836,578	$2,339,291

See accompanying notes and accountants' report.

XEN CORPORATION
BALANCE SHEET
SEPTEMBER 30

LIABILITIES AND STOCKHOLDERS' EQUITY

	1999	1998

Current liabilities:
Accounts Payable	$447,856	$295,820
Note payable - current portion	64,259	58,952
Accrued taxes and expenses	355,586	295,860
Estimated contract adjustments	144,853	212,089

Total current liabilities	1,012,554	862,721

Other liabilities:
Note payable - long-term	0	64,259
Deferred income tax liability	23,381	0

Total other liabilities	23,381	64,259

Stockholders' equity:
Common stock	7,747	7,529
Additional paid in capital	616,903	559,133
Retained earnings	1,550,981	1,189,786
Treasury stock (at cost)	(374,988)	(344,137)
Total stockholders' equity	1,800,643	1,412,311

Total liabilities and stockholders' equity	$2,836,578	$2,339,291

See accompanying notes and accountants' report.

XEN CORPORATION
STATEMENT OF INCOME
FOR THE FISCAL YEARS ENDED SEPTEMBER 30

	1999	1998

Sales	$8,564,867	$8,249,486

Operating expenses:
Bad debt expense	70,887	0
Business meetings	1,826	3,021
Contract labor	12,526	3,603
Contributions	1,250	1,000
Depreciation	33,349	39,057
Direct billable costs	1,718,691	1,889,837
Entertainment and meals	8,243	15,318
Equipment rental	5,849	6,474
Group insurance	374,382	381,513
Insurance	9,063	9,959
Interest expense	11,097	0
Legal and accounting	44,311	48,177
Marketing and promotion	1,813	918
Morale, welfare and recreation	19,195	18,252
Office supplies and expense	45,077	29,384
Other employee benefits	41,138	38,360
Pension administration	3,108	7,868
Pension expense	383,906	382,075
Professional dues and publications	7,256	6,614
Recruiting costs	3,731	6,282
Rent	128,435	109,531
Repairs and maintenance	1,063	1,811
Salaries and wages	4,085,754	3,988,128
Taxes - other	41,260	48,422
Taxes - payroll	296,327	291,381
Telephone	35,241	29,838
Training and meetings	33,281	27,605
Travel	610,654	490,601

Total operating expenses	8,028,713	7,875,029

Income from operations	536,154	374,457

Other income:
Interest income	51,790	10,474
Miscellaneous income	57	1,324
Unrealized gain on marketable securities	12,351	0

Total other income	64,198	11,798

Income before provision for income taxes	600,352	386,255

Provision for income taxes	(190,146)	(163,140)

Net income for the year	$410,206	$223,115

See accompanying notes and accountants' report.

XEN CORPORATION
STATEMENT OF STOCKHOLDERS' EQUITY
SEPTEMBER 30

	1999	1998

Common stock: (par value $.01 per share)

Balance at beginning of year	$7,529	$6,984
Par value of shares issued:
1999 - 21,800 shares	218	0
1998 - 54,500 shares	0	545

Balance at end of year	$7,747	$7,529

Additional paid-in capital:

Balance at beginning of year	$559,133	$431,603
Proceeds in excess of par value of shares of common stock issued	$57,770	$127,530

Balance at end of year	$616,903	$559,133

Retained earnings:

Balance at beginning of year	$1,189,786	$1.022,926
Net income for the year	410,206	223,115
Adjustment of prior year's tax liability	3,994	0
Dividends paid	(53,005)	(56,255)

Balance at end of year	$1,550,981	$1,189,786

Common stock in treasury:

Balance at beginning of year	$(344,137)	$(126,692)
Purchase of shares for treasury:
1999 - 8,350 shares	(30,851)	$0
1998 - 92,750 shares	0	(217,445)

Balance at end of year	$(374,988)	$(344,137)

Total stockholders' equity	$1,800,643	$1,412,311

See accompanying notes and accountants' report.

XEN CORPORATION
STATEMENT OF CASH FLOWS
FOR THE FISCAL YEARS ENDED SEPTEMBER 30

	1999	1998

CASH FLOWS FROM OPERATING ACTIVITIES

Net income for the year	$410,206	$223,115

Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	33,349	39,057
Adjustment of prior year's tax liability	3,994	0

Decrease (increase) in assets:
Marketable securities	(12,351)	0
Accounts receivable	(136,601)	210,970
Unbilled work in progress	(20,645)	(15,304)
Prepaid expenses	12,279	(28,331)
Deposits	0	3,653
Deferred income tax asset	(64,298)	0

Increase (decrease) in liabilities:
Accounts payable	152,036	62,742
Accrued taxes and expenses	59,726	46,282
Estimated contract adjustments	(67,236)	7,898
Deferred income tax liability	23,381	0

Net cash provided by operating activities	393,840	550,082

CASH FLOWS FROM INVESTING ACTIVITIES

Acquisition of property and equipment	(25,172)	(21,110)

CASH FLOWS FROM FINANCING ACTIVITIES

Acquisition of treasury stock at cost	(30,851)	(217,445)
Dividends paid	(53,005)	(56,255)
Proceeds from issuance of long-term debt	0	123,211
Repayment of long-term debt	(58,952)	0
Proceeds from sale of common stock	577,988	128,075
Employee loan repayments(net)	21,743	7,832

Net cash used in financing activities	(63,077)	(14,582)

Net increase in cash	305,591	514,390

Cash at beginning of year	1,045,958	531,568

Cash at end of year	$1,351,549	$1,045,958

XEN CORPORATION
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 1999

Note 1 - General

XEN Corporation was organized on October 1, 1987 and commenced active operations on that date. The Company is engaged in computer engineering services for commercial and government customers.

Note 2 - Significant Accounting Policies

It is the Company's policy to employ generally accepted accounting principles on a consistent basis so as to present fairly the financial position and results of operations. In this connection, the significant accounting policies utilized by the Company are described below.

A.     PROPERTY AND EQUIPMENT

Property and equipment are stated on the balance sheet at cost, and do not purport to represent replacement or realizable values. Depreciation is provided on the straight-line method for reporting purposes and on an accelerated method for income tax purposes. The principal estimated useful life of the properties is 5 years for computer and office equipment, 7 years for office furniture and fixtures, and 39 years for leasehold improvements.

B.     UNBILLED WORK IN PROGRESS

The Company accumulates reimbursable expenses in a work-in-progress account until I such time as the amounts are billed. This method of accounting for billable services provides for a better matching of expenses and revenue, and more accurately reflects periodic results of operations.

C.     MARKETABLE SECURITIES

The Company's marketable securities that are acquired and held principally for the purpose of selling them in the near term are classified as trading securities. Trading securities are recorded at fair market value on the balance sheet in current assets, with the change in fair market value during the period included in earnings. All of the Company's marketable securities as of September 30, 1999 are classified as trading securities.

D.     INCOME TAXES

Deferred income taxes arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or noncurrent, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or noncurrent depending on the periods in which the temporary differences are expected to reverse.

Temporary differences giving rise to the deferred income tax liability consist primarily of the excess of depreciation for tax purposes over the amount for financial reporting purposes.

Temporary differences giving rise to the deferred income tax asset consist primarily of the amount of accrued expenses reported for financial purposes over tax purposes.

The Company's effective income tax rate is lower than what would be expected if the Federal statutory rate were applied to income from continuing operations primarily because of expenses deductible for tax purposes that are not deducted for financial reporting purposes.

Note 3 - Stockholders' Equity

Common stock, par value $.01 per share, at September 30, 1999 consists of 1,000,000 shares authorized, 774,650 shares issued, 543,500 shares outstanding. The Company holds 231,150 shares as Treasury stock.

Note 4 - Cash Flow Information

Cash paid for interest and income taxes for 1999 and 1998 was as follows:

	1999	1998

Interest	$11,097	$0

Income tax	$151,647	$76,132

Note 5 - Defined Contribution Pension Plan

The Company sponsors a defined contribution pension plan covering substantially all of its employees. Contributions are determined at ten percent of each covered employee's salary and totaled $383,986 in 1999 and $340,282 in 1998.

Note 6 - Commitments

The minimum lease payments under long-term lease agreements at September 30, 1999 for each of the next three years and in aggregate are:

2000	$108,331
2001	112,664
2002	38,043

$259,038

Note 7 - Use of Estimates

The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Note 8 - Credit Risk

The Company's business activities are with customers throughout the country. As of September 30, 1999 and 1998, the Company's receivables represent balances due from Customers in various industries, most of which are U.S. Government agencies.

The allowance for doubtful accounts was zero as of September 30, 1999 and 1998, due to the nature of the balances owed and customer's credit history.

The Company maintains a bank account balance in a large regional bank in excess of the Federal Deposit Insurance Corporation insured $100,000 limit.

Note 9 - Note Payable

The following is a summary of notes payable at September 30, 1999:

1999

9.0% note payable to former employee in annual installments of $70,042, principal and interest, maturing, March 2000.	$64,259

Note 10 - Employee Loans

The Company allows employees to purchase stock in the Company based upon a number of factors, such as length of service, etc. Employees are allowed to borrow a portion of the cost for the stock purchase from the Company under varying interest rates and terms. Interest rates vary from 5.32% to 7.92%, and terms vary from one to five years. Loans are secured by the stock purchased.

Note 11 - Deferred Income Taxes

On October 1, 1998, XEN Corporation adopted Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires that the Company adopt the liability method of accounting for income taxes. The liability method attempts to recognize the future tax consequences of temporary differences between the book and tax basis of assets and liabilities.

Deferred taxes were computed using a Federal rate of 34% and a state rate of 6%.

Amounts for deferred income tax items are as follows:

1999
Deferred income tax asset, related to accrued expenses timing differences	$64,298

Deferred income tax liability related to depreciation timing differences	$23,381

Tax valuation allowances were zero as of September 30, 1999.

Note 12 - Provision for Income Taxes

The provision for income taxes at September 30 is comprised of the following:

	1999	1998

Current:

Federal income tax	$196,020	$137,916
State income tax	35,043	25,224
Total current income tax	231,063	163,140

Deferred:
Federal income tax	(34,779)	0
State income tax	(6,138)	0

Total deferred income tax	(40,917)	0

Total income taxes	$190,147	$163,140

Note 13 - Marketable Securities

Results of operations for the year ended September 30, 1999, include income of $12,351 for unrealized holding gains on trading securities. For the year ending September 30, 1998, the amount was zero. There were no reclassifications of securities between trading and available-for-sale categories during either year. Marketable securities consist of equity holdings. There were no realized gains or losses for either year relating to the sale of marketable securities.

Note 14 - Contingent Liabilities

The Company's contracts with U.S. Government agencies are subject to audit by Federal audit agencies. Any anticipated revisions or adjustments in the amount due to or from these agencies are reflected in the Company's financial statements.

CACI INTERNATIONAL INC
UNAUDITED PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JUNE 30, 1999

	HISTORICAL	PRO FORMA ADJUSTMENTS		PRO FORMA

REVENUE	$433,449,000	$8,565,000	[1]	$442,014,000

COST AND EXPENSES
Direct costs	254,486,000	5,306,000	[1]	259,792,000
Indirect cost and selling expenses	140,770,000	2,615,000	[1]	143,385,000
Depreciation and amortization	10,590,000	189,000	1 2	10,779,000

Total operating expenses	405,846,000	8,110,000	413,956,000

INCOME FROM OPERATIONS	27,603,000	455,000	28,058,000

Interest expense	3,713,000	111,000	1 2	3,824,000

INCOME BEFORE INCOME TAXES	23,890,000	344,000	24,234,000

INCOME TAXES	9,336,000	212,000	1 3	9,548,000

INCOME FROM CONTINUING OPERATIONS	14,554,000	132,000	14,686,000

DISCONTINUED OPERATIONS	(384000)	(384000)

NET INCOME	$14,170,000	$132,000		$14,302,000

BASIC EARNINGS PER SHARE	$1.30	$0.01		$1.31

DILUTED EARNINGS PER SHARE	$1.26	$0.01		$1.27

AVERAGE SHARES OUTSTANDING	10,896,000	10,896,000	10,896,000

AVERAGE SHARES AND EQUIVALENT SHARES OUTSTANDING	11,220,000	11,220,000	11,220,000

[1]	Represents the historical results of XEN Corporation for the last closed fiscal year ended September 30, 1999.

[2]	Adjustments include estimated interest expense of $100,000 on the line of credit and an additional $156,000 of goodwill amortization.

[3]	To record additional tax for nondeductible goodwill amortization net of a benefit from additional interest expense.

CACI INTERNATIONAL INC
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE QUARTER ENDED DECEMBER 31, 1999

	HISTORICAL	PRO FORMA ADJUSTMENTS		PRO FORMA

REVENUE	$121,071,000	$2,344,000	[1]	$123,415,000

COST AND EXPENSES
Direct costs	71,516,000	1,497,000	[1]	73,013,000
Indirect cost and selling expenses	38,590,000	706,000	[1]	39,296,000
Depreciation and amortization	2,795,000	47,000	1 2	2,842,000

Total operting expenses	112,901,000	2,250,000	115,151,000

INCOME FROM OPERATIONS	8,170,000	94,000	8,264,000

Interest expense	1,046,000	25,000	1 2	1,071,000

INCOME BEFORE INCOME TAXES	7,124,000	69,000	7,193,000

INCOME TAXES	2,779,000	92,000	1 3	115,151,000

INCOME FROM CONTINUING OPERATIONS	4,345,000	(23,000)	(107,958,000)

DISCONTINUED OPERATIONS	21,009,000	21,009,000

NET INCOME	$25,354,000	$(23,000)		$(86,949,000)

BASIC EARNINGS PER SHARE	$2.24	$0.00		$2.24

DILUTED EARNINGS PER SHARE	$2.20	$0.00		$2.20

AVERAGE SHARES OUTSTANDING	11,308,000	11,308,000	11,308,000

AVERAGE SHARES AND EQUIVALENT SHARES OUTSTANDING	11,537,000	11,537,000	11,537,000

[1]	Represents the historical results of XEN for the quarter ended December 31, 1999.

[2]	Adjustments include estimated interest expense of $25,000 on the line of credit and an additional $39,000 of goodwill amortization.
[3]	To record additional tax for nondeductible goodwill amortization net of a benefit from additional interest expense.

CACI INTERNATIONAL INC
UNAUDITED PRO-FORMA CONSOLIDATED BALANCE SHEET
JUNE 30, 1999

	HISTORICAL	PRO FORMA ADJUSTMENTS		PRO FORMA

ASSETS

Current assets
Cash and equivalents	$2,403,000	$1,364,000	[2]	$3,767,000
Accounts receivable, net	111,945,000	1,266,000	[2]	113,211,000
Income taxes receivable	948,000	-	948,000
Deferred contract costs	1,543,000	-	1,543,000
Deferred income taxes	-	64,000	[2]	64,000
Prepaid expenses and other	5,635,000	29,000	[2]	5,664,000

Total current assets	122,474,000	2,723,000	125,197,000

Property and equipment, net	13,762,000	79,000	[2]	13,841,000

Accounts receivable, long term	7,036,000	-	7,036,000
Goodwill	67,767,000	2,580,000	1 2 3	70,347,000
Deferred income taxes	3,418,000	-	3,418,000
Deferred contract costs, long term	989,000	-	989,000
Other assets	6,266,000	35,000	[2]	6,301,000

TOTAL ASSETS	$221,712,000	$5,417,000		$227,129,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued expenses	$32,851,000	$880,000	2 3	$33,731,000
Accrued compensation and benefits	21,304,000	-	21,304,000
Income taxes payable	-	255,000	2 3	255,000
Deferred income taxes	1,593,000	-	1,593,000

Total current liabilities	55,748,000	1,135,000	56,883,000

Long-term liabilities
Notes payable, long-term	62,069,000	4,259,000	[1]	66,328,000
Other long term liabilities	4,820,000	-	4,820,000
Deferred income taxes	138,000	23,000	[1]	161,000

Total liabilities	122,775,000	5,417,000	128,192,000

Stockholder's equity	98,937,000	-	98,937,000

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$221,712,000	$5,417,000		$227,129,000

[1]
Represents the allocation of the net purchase price of $4,259,000 of XEN Corporation. The excess of the purchase price over the fair value of the net assets acquired was estimated at $2,448,000 and will be amortized on a straight line basis over 15 years. The preliminary purchase price allocation may change during the year ending June 30, 2000 as additional information concerning the net asset valuations is obtained.

[2]	The September 30, balances closely reflect the actual balances that were acquired.
[3]	Reflects an increase in interest expense of approximately $100,000 and goodwill amortization of $156,000.

CACI INTERNATIONAL INC
UNAUDITED PRO-FORMA CONSOLIDATED BALANCE SHEET
DECEMBER 31, 1999

	HISTORICAL	PRO FORMA ADJUSTMENTS		PRO FORMA

ASSETS

Current assets
Cash and equivalents	$1,374,000	$1,043,000	[1]	$2,417,000
Accounts receivable, net	116,525,000	1,654,000	[2]	118,179,000
Income taxes receivable	-	-	-
Deferred contract costs	1,466,000	-	1,466,000
Deferred income taxes	185,000	-	185,000
Prepaid expenses and other	3,639,000	80,000	[2]	3,719,000

Total current assets	123,189,000	2,777,000	125,966,000

Property and equipment, net	14,656,000	73,000	[2]	14,729,000

Accounts receivable, long term	6,555,000	-	6,555,000
Goodwill	65,959,000	2,444,000	1 2 3	68,403,000
Deferred income taxes	3,858,000	-	3,858,000
Deferred contract costs, long term	484,000	-	484,000
Other assets	9,647,000	10,000	[2]	9,657,000

TOTAL ASSETS	$224,348,000	$5,304,000		$229,652,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued expenses	$23,944,000	$858,000	2 3	$24,802,000
Accrued compensation and benefits	19,407,000	-	19,407,000
Income taxes payable	10,110,000	123,000	2 3	10,233,000
Deferred income taxes	5,143,000	-	5,143,000

Total current liabilities	58,604,000	981,000	59,585,000

Long-term liabilities
Notes payable, long-term	26,253,000	4,259,000	[1]	30,512,000
Other long term liabilities	4,964,000	64,000	[2]	5,028,000
Deferred income taxes	132,000	-	132,000

Total liabilities	89,953,000	5,304,000	95,257,000

Stockholder's equity	134,395,000	-	134,395,000

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$224,348,000	$5,304,000		$229,652,000

[1]
Represents the allocation of the net purchase price of $4,259,000 of XEN Corporation. The excess of the purchase price over the fair value of the net assets acquired was estimated at $2,448,000 and will be amortized on a straight line basis over 15 years. The preliminary purchase price allocation may change during the year ending June 30, 2000 as additional information concerning the net asset valuations is obtained.

[2]	The December 31, balances closely reflect the actual balances that were acquired.

[3]	Reflects an increase in interest expense of approximately $25,000 and goodwill amortization of $39,000.

(c)   EXHIBITS.

99.1   Agreement and Plan of Merger by and among CACI International Inc, CACI Acquisition Corporation, and XEN Corporation dated as of January 28, 2000.

99.2   Press Release dated February 2, 2000, announcing completion of the acquisition of XEN Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

             CACI International Inc
                      (Registrant)

By:	/s/

Jeffrey P. Elefante Executive Vice President, General Counsel and Secretary